Exhibit 16(23)(i)– Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3, No. 333-) and related Prospectus of Voya Retirement Insurance and Annuity Company (“VRIAC”) and to the incorporation by reference therein of our report dated March 16, 2021, with respect to the consolidated financial statements and schedule of VRIAC included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, TX April 2, 2021